FOR IMMEDIATE RELEASE

Contact: Nick Zangari
(502) 394-1157
Nick.Zangari@kyderby.com

Churchill Downs Incorporated announces the rescheduling of
the 146th Kentucky Derby from May 2, 2020 to September 5, 2020
The 146th Kentucky Oaks will be rescheduled from May 1, 2020 to September 4, 2020
LOUISVILLE, Ky., (March 17, 2020) - Churchill Downs Incorporated (“CDI” or “the Company”) (Nasdaq: CHDN) announced today its decision to reschedule the 146th Longines Kentucky Oaks and Kentucky Derby Presented by Woodford Reserve. The 146th Kentucky Derby will be rescheduled from May 2, 2020 to September 5, 2020 and the 146th Kentucky Oaks will be rescheduled from May 1, 2020 to September 4, 2020. These dates are contingent upon final approval from the Kentucky Horse Racing Commission which we expect to receive on Thursday, March 19.
CDI’s CEO, Bill Carstanjen, stated: “Throughout the rapid development of the COVID-19 pandemic, our first priority has been how to best protect the safety and health of our guests, team members and community. As the situation evolved, we reached the difficult conclusion that we needed to reschedule. At no point did we ever consider canceling the Kentucky Derby.”
For the latest information on Derby Week, Spring Meet and details on ticketing as well as other relevant information regarding this change, please visit KentuckyDerby.com/updates.
About Churchill Downs Incorporated
Churchill Downs Incorporated is an industry-leading racing, online wagering and gaming entertainment company anchored by our iconic flagship event - The Kentucky Derby. We own and operate Derby City Gaming, a historical racing machine facility in Louisville, Kentucky. We also own and operate the largest online horse racing wagering platform in the U.S., TwinSpires.com, and we operate sports betting and iGaming through our BetAmerica platform in multiple states. We are also a leader in brick-and-mortar casino gaming with approximately 11,000 slot machines and video lottery terminals and 200 table games in eight states. Additional information about CDI can be found online at www.churchilldownsincorporated.com.
Information set forth in this news release contains various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), which provides certain “safe harbor” provisions. All forward-looking statements made in this news release are made pursuant to the Act. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “seek,” “should,” “will,” and similar words, although some forward-looking statements are expressed differently.
Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from expectations include the following: the effect of economic conditions on our consumers' confidence and discretionary spending or our access to credit; additional or increased taxes and fees; public perceptions or lack of confidence in the integrity of our business or any deterioration in our reputation; loss of key or highly skilled personnel; restrictions in our debt facilities limiting our flexibility to operate our business; general risks related to real estate ownership, including fluctuations in market values and environmental regulations; catastrophic events and system failures disrupting our operations; online security risk, including cyber-security breaches; inability to recover under our insurance policies for damages sustained at our properties in the event of inclement weather and casualty events; increases in insurance costs and inability to obtain similar insurance coverage in the future; inability to identify and complete acquisition, expansion or divestiture projects, on time, on budget or as planned; difficulty in integrating recent or future acquisitions into our operations; costs and uncertainties relating to the development of new venues and expansion of existing facilities; risks associated with equity investments, strategic alliances and other third-party agreements; inability to respond to rapid technological changes in a timely manner; inadvertent infringement of the intellectual property of others; inability to protect our own intellectual property rights; payment-related risks, such as risk associated with fraudulent credit card and debit card use; compliance with the Foreign Corrupt Practices Act or applicable money-laundering regulations; risks related to pending or future legal proceedings and other actions; inability to negotiate agreements with industry constituents, including horsemen and other racetracks; work stoppages and labor issues; changes in consumer preferences with respect to Churchill Downs Racetrack and the Kentucky Derby; personal injury litigation related to injuries occurring at our racetracks; weather and other conditions affecting our ability to conduct live racing; the occurrence of extraordinary events, such as terrorist attacks and public health threats, including the ongoing impact of the novel coronavirus (COVID-19 virus); changes in the regulatory environment of our racing operations; increased competition in the horseracing business; difficulty in attracting a sufficient number of horses and trainers for full field horse races; our inability to utilize and provide totalizator services; changes in regulatory environment of our online horseracing business; number of people wagering on live horse races; increase in competition in our online horseracing; uncertainty and changes in the legal landscape relating to our online wagering business; continued legalization of online sports betting and iGaming in the United States and our ability to predict and capitalize on any such legalization; inability to expand our sports betting operations and effectively compete; failure to manage risks associated with sports betting; failure to comply with laws requiring us to block access to certain individuals could result in penalties or impairment with respect to our mobile and online wagering products; increased competition in our casino business; changes in regulatory environment of our casino business; and concentration and evolution of slot machine manufacturing and other technology conditions that could impose additional costs; and inability to collect gaming receivables from the customers to whom we extend credit.